UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 24, 2015

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2015, Central Pacific Financial Corp. (the “Company”) held its Annual Meeting of Shareholders at which the shareholders voted upon and approved (i) the election of nine (9) nominees as directors; (ii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iii) an advisory (non-binding) shareholder resolution to approve the compensation of the Company’s named executive officers.

The final number of votes cast for or against (withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

		For	Against/Withheld	Abstained	Broker Non-Vote

1.	Nominees as Directors:

	Alvaro J. Aguirre	31,250,996	418,009	--	1,816,319

	James F. Burr	31,251,041	417,964	--	1,816,319

	Christine H.H. Camp	31,531,248	137,757	--	1,816,319

	John C. Dean	31,253,669	415,336	--	1,816,319

	Earl E. Fry	31,595,632	73,373	--	1,816,319

	Paul J. Kosasa	31,283,217	385,788	--	1,816,319

	Duane K. Kurisu	31,350,453	318,552	--	1,816,319

	Colbert M. Matsumoto	31,288,124	380,881	--	1,816,319

	Crystal K. Rose, J.D.	31,347,865	321,140		1,816,319

2.	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.	32,941,615	540,041	3,668	--

3.	Non-binding advisory vote to approve compensation of the Company’s named executive officers.	31,256,561	327,044	85,400	1,816,319

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: April 27, 2015	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching Senior Vice President, General Counsel and Corporate Secretary